SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:
                         November 20, 1997


                  Southeast Acquisitions I, L.P.
      (Exact name of registrant as specified in its charter)


                             Delaware
                  (State or other jurisdiction of
                  incorporation or organization)

            0-16835                          23-2454443
   (Commission File Number)        (I.R.S. Employer Identification
                                               Number)

                             Suite 115
                  301 South Perimeter Park Drive
                           Nashville, TN
             (Address of principal executive offices)

                               37211
                            (Zip Code)

                           615-833-8716
                  (Registrant's telephone number)

                     250 King of Prussia Road
                         Radner, PA 19087
                         (Former Address)

Item 4. Changes in Registrant's Certifying Accountants.

          On November 6, 1997, the general partner of the Registrant was changed from Southeast Acquisitions, Inc. to Southern Management Group, LLC. In connection therewith the Registrant has now determined to change its certifying accountants. This change was recommended and approved by the new general partner of the Registrant. Effective November 20, 1997 the Registrant dismissed Ernst & Young LLP as the certifying accountants for the Registrant and retained Williams, Benator & Libby, LLP.

          There were no disagreements with the prior accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in the last two fiscal years ended December 31, 1996 or in the interim periods since December 31, 1996.

          The report of Ernst & Young LLP for the fiscal years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles.

          As required by Item 304 of Regulation S-K, Ernst & Young LLP has furnished to the Registrant a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Registrant herein. A copy of such letter is attached to this Form 8-K as
Exhibit 16.

Item 7. Exhibits.

          Exhibit 16 Letter from Ernst & Young LLP to the SEC dated November 24, 1997 regarding change in certifying accountant and letter from Ernst & Young LLP to the Registrant dated November 24, 1997 regarding change in certifying accountant.

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
                            SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Southern Management Group, LLC, general partner

Date: November 25, 1997         By: /s/ Richard W. Sorenson
                                        Richard W. Sorenson
                                        President and Member


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